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                          REGISTRATION RIGHTS AGREEMENT


                                     BETWEEN


                     OCCIDENTAL CHEMICAL HOLDING CORPORATION


                                       AND


                            LYONDELL CHEMICAL COMPANY




                                 AUGUST 22, 2002


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


                                TABLE OF CONTENTS


SECTION 1 DEMAND REGISTRATION..................................................1
     1.1   Registration Rights.................................................1
     1.2   Underwriting Requirements...........................................2
     1.3   Limitations.........................................................2

SECTION 2 COMPANY "PIGGYBACK" REGISTRATION.....................................4
     2.1   Registration Rights.................................................4
     2.2   Underwriting Requirements...........................................4
     2.3   Rightsholder Right to Withdraw......................................4
     2.4   Company Right to Withdraw...........................................4

SECTION 3 ADDITIONAL COMPANY OBLIGATIONS.......................................5

SECTION 4 ADDITIONAL OBLIGATIONS OF RIGHTSHOLDERS..............................8
     4.1   General.............................................................8
     4.2   Participation in Underwritten Registrations.........................8
     4.3   Discontinuation of Sales Upon Certain Events........................8
     4.4   Holdback............................................................9

SECTION 5 EXPENSES OF REGISTRATION.............................................9

SECTION 6 INDEMNIFICATION......................................................9
     6.1   Company's Indemnification...........................................9
     6.2   Rightsholders' Indemnification.....................................10
     6.3   Additional Procedures..............................................10
     6.4   Unavailability.....................................................11
     6.5   Conflict With Underwriting Agreement...............................11
     6.6   Survival...........................................................11

SECTION 7 RULE 144............................................................11

SECTION 8 ASSIGNMENT OF REGISTRATION RIGHTS...................................12

SECTION 9 TERMINATION OF REGISTRATION RIGHTS..................................12

SECTION 10 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS......................12

SECTION 11 MISCELLANEOUS......................................................12
     11.1  Successors and Assigns.............................................12
     11.2  Benefits of Agreement Restricted to Parties........................13
     11.3  Notices............................................................13
     11.4  Severability.......................................................14
     11.5  Entire Agreement...................................................14
     11.6  Construction.......................................................14
     11.7  Counterparts.......................................................14


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     11.8  Governing Law......................................................14
     11.9  Amendment..........................................................14
     11.10 Recapitalizations, Exchanges, etc..................................15
     11.11 Jurisdiction; Consent to Service of Process; Waiver................15
     11.12 Waiver of Jury Trial...............................................15

APPENDIX

Appendix A          Definitions


                                      -ii-
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                          REGISTRATION RIGHTS AGREEMENT

          This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of August 22, 2002, is entered into by Occidental Chemical Holding Corporation, a California corporation ("OCHC"), and Lyondell Chemical Company, a Delaware corporation (the "Company").

          The definitions of capitalized terms used in this Agreement are set forth in Appendix A.

          WHEREAS, the Company and OCHC entered into a Securities Purchase Agreement dated July 8, 2002 (the "Securities Purchase Agreement"), governing the sale by the Company of shares of Series B Common Stock on the Closing Date (as defined in the Securities Purchase Agreement), certain additional shares of Series B Common Stock that may be issuable in the future upon and subject to the terms and conditions of the Securities Purchase Agreement, and warrants for the purchase of 5,000,000 shares of Original Common Stock (the "Warrant"), as adjusted pursuant to the terms thereof, to OCHC;

          WHEREAS, the terms of the Securities Purchase Agreement provide for the execution and delivery of this Agreement;

          WHEREAS, pursuant to the terms of the Securities Purchase Agreement, the Company, Occidental Petroleum Corporation, a Delaware corporation ("Occidental"), and OCHC are entering into a Stockholders Agreement dated as of the date of this Agreement (the "Stockholder Agreement"); and

          NOW, THEREFORE, in consideration of the premises and the mutual covenants of the Parties set forth herein, it is hereby agreed as follows:

                                   SECTION 1
                               DEMAND REGISTRATION
                               -------------------

     1.1 Registration Rights. Subject to Sections 1.2 and 1.3, if one or more Rightsholders provide the Company at any time a written request that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities owned by such Rightsholder (that request being referred to as an "Initial Demand Request" and such registration being referred to as a "Demand Registration"), the Company shall:

           (a) within 10 days after receiving the Initial Demand Request, notify all other Rightsholders of such request (the "Company Notice");

           (b) from the date the Company delivers the Company Notice, give all other Rightsholders 15 days to notify the Company of the number of Registrable Securities such other Rightsholders desire the Company to include in the registration statement relating to such Demand Registration; and

           (c) within 45 days after receiving the Initial Demand Request, file a registration statement under the Securities Act covering all Registrable Securities that the Rightsholders requested to be registered and, after such filing, use commercially reasonable efforts to cause such registration statement to be declared effective.

The Initial Demand Request shall specify the number of shares of Registrable Securities proposed to be sold and the manner of distribution.

     1.2 Underwriting Requirements. If an Initial Demand Request provides for the sale of Registrable Securities in an underwritten offering and an OCHC Party is participating in the related registration, then OCHC shall have the right to select the lead managing underwriter for such underwriting in its sole discretion and to select the other underwriters for such underwriting, subject to the consent of the Company which shall not be unreasonably withheld. In such event, the participating OCHC Party shall specify the proposed underwriters in the Initial Demand Request or the notice delivered pursuant to Section 1.1(b). If the Initial Demand Request or the notice delivered pursuant to Section 1.1(b) provides for the sale of Registrable Securities in an underwritten offering and no OCHC Party is participating, the Company shall have the right to select all underwriters. In the case of an underwritten offering, any Rightsholder or other holder of Securities that has the right to include Securities in that Demand Registration and elects to do so shall participate, and include those Securities, in the underwriting as provided in this Agreement. Notwithstanding any other provision of Section 1, if the lead managing underwriter advises the Company in writing that the total amount of Securities proposed to be included in the offering, including by the Company and the Rightsholders, exceeds the amount of Securities that is compatible with the offering's success, then the Company shall:

           (a) so advise all Rightsholders and other holders of Securities that would otherwise have Securities registered under such registration statement;

           (b) to the extent necessary, entirely exclude from such registration statement all Securities (including Securities the Company owns or proposes to issue) other than Rightsholders' Registrable Securities and Securities subject to pari passu registration rights; and

           (c) to the extent necessary after effecting such exclusion, allocate the number of Securities the registration will cover on a pro-rata basis among the Rightsholders and all other holders of Securities subject to pari passu registration rights according to the total number of Securities each of them owns subject to registration rights to reduce the total amount of Securities to be included in such offering to the amount recommended by the lead managing underwriter. To facilitate allocating shares in accordance with this Section 1.2(c), the Company may round the number of shares allocated to any Rightsholder to the nearest 100 shares.

     1.3   Limitations.

           (a) The Company will not be obligated to initiate any Demand Registration at any time if (i) doing so would breach any provision of any applicable Rightsholders'


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


     agreement entered into pursuant to Section 4.4 or (ii) the Company determines in good faith that the registration and distribution of Registrable Securities in a Demand Registration would materially impede, delay or interfere with any firm-commitment underwritten offering of Securities by the Company (including an offering involving sales of Securities to initial purchasers who intend to resell the Securities under Rule 144A of the Securities Act, Regulation S or to accredited investors (as defined in the Securities Act)) on which the Company has commenced work prior to receiving an Initial Demand Request, in which event the Company will have the right to defer the filing of such Demand Registration until such offering is completed or such time as the Company is no longer proceeding diligently to effect such offering (but in no event more than 45 days (excluding the time needed to respond to SEC comments, conduct a roadshow, price and close such offering (provided such closing is within a reasonable period of time after the roadshow)); provided, however, that the Company may not use the right set forth in this clause (ii) more than once in any 12-month period.

           (b) The Company will only be obligated to initiate a Demand Registration if the amount of Registrable Securities proposed to be registered pursuant to Section 1.1 in the aggregate (i) exceeds 8,000,000 shares of Original Common Stock in the case of a Traditional Underwriting or 3,000,000 shares of Original Common Stock in the case of any Demand Registration that is not a Traditional Underwriting and (ii) in the case of a Traditional Underwriting, has a good faith estimated public offering price (as determined in the reasonable discretion of the Company) of at least $100 million ((i) and (ii) together, to the extent applicable, the "Minimum Amount").

           (c) The Company will not be required to effect more than three Demand Registrations in any 12-month period, only one of which may be a Traditional Underwriting. A Demand Registration will be deemed effected upon the initial filing of the registration statement related thereto unless (i) the Rightsholder elects to terminate it following the Company's exercise of any deferral right pursuant to Sections 1.3(a)(ii) or 1.3(d) or
     (ii) the Company fails to comply with its obligations under this Agreement with respect to such Demand Registration and a Rightsholder reasonably determines, and notifies the Company, that such failure has a material adverse effect on such Rightsholder.

           (d) If the Company determines in good faith that the registration and distribution of Registrable Securities in a Demand Registration would (i) materially impede, delay or interfere with any acquisition, corporate reorganization or other significant transaction involving the Company or
     (ii) require disclosure of material non-public information, the disclosure of which at that time would materially and adversely affect the Company, the Company shall have the right to defer the filing or effectiveness of the registration statement relating to such Demand Registration for a period of not more than 30 days after receipt of the Initial Demand Request; provided, however, that the Company may not use this right more than once in any 12-month period.

           (e) The Company shall give notice to the Rightsholders (i) at the beginning of any deferral period under this Section 1.3 promptly following its receipt of the Initial Demand Notice and (ii) promptly following the end of any such deferral period.


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                                   SECTION 2
                        COMPANY "PIGGYBACK" REGISTRATION
                        --------------------------------

     2.1 Registration Rights. If the Company proposes to register (including for this purpose a registration to be effected by the Company for stockholders other than the Rightsholders) any shares of Original Common Stock under the Securities Act in connection with the underwritten public offering of such Securities solely for cash (other than a registration on Form S-4 or such other forms as are then prescribed under the Securities Act for the same purposes as such form, a registration relating solely to the sale of Securities to participants in a Company compensation, benefit or stock plan or a registration in which the only Original Common Stock being registered is Original Common Stock issuable upon conversion of debt or equity Securities that are also being registered), the Company shall, at that time, promptly give each Rightsholder written notice of such registration. Upon the written request of each Rightsholder (to the extent the Company receives such request within 15 days after the Company delivered its notice of registration under this Section 2), the Company shall, subject to the provisions of Sections 2.2, 2.3 and 2.4, cause to be registered under the Securities Act all of the Registrable Securities that each such Rightsholder has requested to be registered.

     2.2 Underwriting Requirements. If the lead managing underwriter for an offering advises the Company that the total amount of Securities proposed to be included in such offering, including by the Company and the Rightsholders, exceeds the amount of Securities that the lead managing underwriter determines in its sole discretion is compatible with such offering's success, then the Company shall have the right to reduce the number of Securities, including Registrable Securities, included in the offering to a number that the lead managing underwriter determines in its sole discretion is so compatible. In the event that a reduction occurs, the amount of Original Common Stock to be included in the offering will be allocated first, to the Company; second, to the Rightsholders and all other holders of Securities subject to pari passu registration rights by reducing the number of Securities each may sell on a pro-rata basis, based upon the number of shares of Original Common Stock that each of such Rightsholders and other holders own at such time subject to registration rights; and third to any other holders of Securities.

     2.3 Rightsholder Right to Withdraw. Each Rightsholder has the right to withdraw all or any portion of its Registrable Securities from a registration under Section 2 at any time before the effective date of the applicable registration statement.

     2.4 Company Right to Withdraw. The Company has the right to withdraw any registration statement and abandon any proposed offering, subject to Section 2, without the consent of any Rightsholder, notwithstanding the request of any such Rightsholder to participate therein in accordance with Section 2, if the Company determines to do so in its sole discretion.


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                                   SECTION 3
                         ADDITIONAL COMPANY OBLIGATIONS
                         ------------------------------

     3.1 Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as is commercially reasonably possible (or within any more-specific time period this Agreement requires):

           (a) at least five Business Days before filing a registration statement, prospectus or any amendments or supplements thereto, furnish to the Rightsholders who are participating in such registration statement, the underwriters, and a single counsel to all Rightsholders requesting to include shares of Registrable Securities in such registration statement (which counsel will be selected by the Rightsholder requesting the largest number of shares of Registrable Securities to be included in such registration statement and be reasonably satisfactory to the Company), copies of the registration statement, prospectus or any amendments or supplements thereto proposed to be filed. These documents will be subject to the review of such Rightsholders, underwriters and counsel, and the Company shall use commercially reasonable efforts to take into account, and, if appropriate, reflect such comments as such Rightsholders, underwriters and counsel reasonably may propose;

           (b) prepare and file with the SEC a registration statement with respect to those Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of at least 45 days (or such shorter period during which the distribution contemplated in the registration statement is completed);

           (c) prepare and file with the SEC any amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Securities such registration statement covers and make generally available an earnings statement satisfying the provisions of Section 11(a) of the Securities Act (except that the Company will be deemed to have complied with this clause if it has complied with Rule 158 under the Securities Act);

           (d) notify the Rightsholders participating in such registration statement promptly and (if requested) confirm such notice in writing,

           (i) when any registration statement, prospectus, prospectus supplement or post-effective amendment relating to such registration has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective,

           (ii) of any SEC request for amendments or supplements to such registration statement or the related prospectus or for additional information regarding Rightsholders,

           (iii) of the SEC's issuance of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose,

           (iv) of the Company's receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose,

           (v) of any determination by the Company that any event has occurred that requires making any changes in such registration statement, prospectus, or documents incorporated (or deemed to be incorporated) by reference in any of such documents so that they will not contain any untrue statement of a material fact or omit to state any material fact that they are required to state or that is necessary to make the statements in such documents not misleading and

           (vi) of any determination by the Company that any event has occurred that would cause such registration statement or the prospectus contained therein not to be usable for resale of the Registrable Securities;

           (e) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States;

           (f) furnish to each Rightsholder participating in such registration statement, the designated counsel for those Rightsholders, and each managing underwriter, if any, without charge, one conformed copy of such registration statement, as declared effective by the SEC, and of each post-effective amendment to such registration statement, in each case including financial statements and schedules, and deliver, without charge, the number of copies of the preliminary prospectus, any amended preliminary prospectus, each final prospectus and any post-effective amendment or supplement to any of such documents, as each Rightsholder may reasonably request in order to facilitate its disposition of the Registrable Securities included in such registration statement in conformity with the Securities Act's requirements;

           (g) use its reasonable best efforts to register and qualify the Securities such registration statement covers under all securities laws or Blue Sky laws of United States and Canadian jurisdictions that the Rightsholders reasonably request; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

           (h) upon the occurrence of any event contemplated by Section 3.1(d)(v) or 3.1(d)(vi), prepare a supplement or post-effective amendment to such registration statement or the related prospectus or any document incorporated (or deemed to be incorporated) by reference in such documents and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold under such documents, such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated in such documents or necessary to make the statements in such documents, in light of the circumstances under which they were made, not misleading;

           (i) use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, any applicable securities exchange and the requirements of the Securities Act;

           (j) on or before the registration statement's effective date, provide the Company's transfer agent for the Registrable Securities with printed certificates for the Registrable Securities that such registration statement covers in a form eligible for deposit with The Depository Trust Company;

           (k) cause all Registrable Securities registered under this Agreement to be listed on each securities exchange that similar Securities are then listed on;

           (l) if an offering is an underwritten offering, make available for inspection by any Rightsholder participating in such registration statement, any underwriter participating in any offering pursuant to such registration statement, the designated counsel for the Rightsholders, any counsel to the underwriters, and any accountant or other agent retained by any of those Rightsholders or underwriters (collectively, the "Inspectors"), financial and other records and information, pertinent corporate documents and properties of any of the Company and its Affiliates (collectively, the "Records"), as are reasonably necessary to enable them to exercise their due diligence responsibilities; provided, however, that if the Company determines in good faith that certain Records are confidential and so notifies the Inspectors in writing, the Company need not disclose such confidential Records to any Inspector unless the Inspector signs a confidentiality agreement reasonably satisfactory to the Company, which agreement shall permit the release of such confidential Records if disclosing such Records is necessary to avoid or correct a misstatement or omission in such registration statement or so ordered pursuant to a subpoena or other order from a court of competent jurisdiction; and

           (m) if an offering is an underwritten offering, enter into any agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings, including customary lock-up provisions) and take all other customary, appropriate and reasonable actions (including in the case of a Traditional Underwriting, assisting with the roadshow) that the managing underwriters or Rightsholders holding a majority of Registrable Securities included in the offering request in connection with such agreements in order to expedite or facilitate the disposition of the Registrable Securities included in the offering, and in that connection,

           (i) use its commercially reasonable efforts to obtain opinions (in form, scope and substance reasonably satisfactory to the managing underwriters' counsel) of the Company's counsel and updates of such opinions, addressed to each of the underwriters, as to the matters customarily covered in opinions requested in underwritten offerings and any other matters those counsel and underwriters reasonably request,

           (ii) use its commercially reasonable efforts to obtain "cold-comfort" letters and updates of such letters from the Company's independent certified public accountants (and, if necessary, any other independent certified public accountants of any Company Affiliate or of any business the Company owns for which financial statements and financial data are, or are required to be, included in the registration statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold-comfort" letters in connection with underwritten offerings and

           (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures substantially to the effect included in Section 6 with respect to all Persons to be indemnified pursuant to such Section.

     The Company shall perform its obligations under this Section 3.1(m) at each closing under the applicable underwriting or similar agreement, or as and to the extent such agreements require.

                                   SECTION 4
                     ADDITIONAL OBLIGATIONS OF RIGHTSHOLDERS
                     ---------------------------------------

     4.1 General. The Company's obligation to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Rightsholder is conditioned on such Rightsholder (i) furnishing the Company information regarding itself, its Registrable Securities, and its intended method of disposing of those Registrable Securities as the Company reasonably requests in writing to allow the Company to effect the registration of such Rightsholders' Registrable Securities and (ii) taking all such action as may be reasonably required in order not to delay the registration and offering of the Securities by the Company.

     4.2 Participation in Underwritten Registrations. No Rightsholder may participate in any underwritten registered offering contemplated hereunder unless such Rightsholder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements, which shall be of a customary nature, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

     4.3 Discontinuation of Sales Upon Certain Events. Upon receipt of any notice from the Company pursuant to Section 3.1(d)(v) or 3.1(d)(vi), each Rightsholder will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by such Rightsholder and the underwriters of copies of the supplemented or amended prospectus contemplated by Section 3(h), or until it is advised in writing by the Company that the use of the prospectus may be resumed, and, if so directed by the Company, each Rightsholder will, and will request the underwriters to, deliver to the Company all copies, other than permanent file copies, then in its or their possession of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

     4.4 Holdback. Each Rightsholder agrees not to effect any sale (including a sale pursuant to Rule 144 of the Securities Act) of any Securities, before or after the effective date of a registration statement filed by the Company with the SEC for an underwritten offering of equity Securities (except for Registrable Securities that are included in such registration statement pursuant to this Agreement) but only if and to the extent the managing underwriter for such offering requests. However, any limits on Rightsholders' sales (i) shall not be greater in any way than the limits on the Company's directors, executive officers and any other significant stockholders who have purchased securities of the Company directly from the Company and (ii) shall expire within 90 days after the offering's effective date. Each Rightsholder shall execute and deliver to the managing underwriter any letter or agreement, which shall be in substantially the same form as to be delivered by the Company's directors, executive officers and any applicable significant stockholders of the Company, that the underwriter may reasonably request to the foregoing effect. Promptly upon any Rightsholders' request, the Company shall request a waiver of the Rightsholders' agreement pursuant to this Section 4.4.

                                   SECTION 5
                            EXPENSES OF REGISTRATION
                            ------------------------

     5.1 The Company shall bear all costs, fees and expenses (excluding underwriting discounts and commissions and fees and expenses of separate counsel for the Rightsholders, fees and expenses of any other expert or advisor retained by or at the request of a Rightsholder, any underwriter or any underwriter's counsel and out-of-pocket expenses associated with any roadshow) incident to its performance of or compliance with this Agreement, including all registration, filing and qualification fees (including qualification with state blue sky laws, the New York Stock Exchange or any other exchange the Company's Securities are then listed on), printers' fees and fees and expenses of the Company's accountants (including the costs of any "cold-comfort" letters) and fees and expenses of the Company's counsel.

                                   SECTION 6
                                 INDEMNIFICATION
                                 ---------------

     6.1 Company's Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Rightsholder, each underwriter (as defined in the Securities Act) for the Rightsholders, each Person, if any, who controls each Rightsholder or each underwriter within the meaning of the Securities Act, and each of their respective constituent partners, members, employees, agents, contractors, officers and directors against any losses, claims, damages, fines, penalties, assessments by public agencies, settlement, costs and expenses (including costs of preparation and reasonable attorneys' fees) and other liabilities (any of the foregoing being a "Loss") that relate in any way to any Violation. The Company shall pay to each Person entitled to indemnification under this Section 6.1 the amount of Losses they incur as they incur such Losses. However, the Company will not need to pay any indemnified Person the amount of (i) Losses that are settlement payments if such indemnified Person makes the settlement without the Company's consent (so long as the Company did not unreasonably withhold its consent), or (ii) Losses to the extent such Losses arise out of a Violation that occurs because the Company relied on written information about the indemnified Person that the indemnified Person furnished to the Company expressly for the Company to use in connection with the applicable registration or (iii) Losses, in the case of any Person who participates as an underwriter in the offering or sale of Registrable Shares or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, or any constituent partner, member, employee, agent, contractor, officer or director of any such underwriter, in any such case to the extent such Losses arise out of such underwriter's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Shares to such Person if such statement or omission was corrected in such final prospectus.

     6.2 Rightsholders' Indemnification. To the fullest extent permitted by law, each selling Rightsholder (severally but not jointly) shall indemnify and hold harmless the Company, each underwriter (as defined in the Securities Act), each other Rightsholder participating in a registration statement, each Person, if any, who controls the Company, underwriter, or other participating Rightsholder within the meaning of the Securities Act and each of their respective constituent partners, members, employees, agents, contractors, officers and directors against any Losses to the extent such Losses arise out of a Violation that occurs because the Company relied on written information about the indemnifying Rightsholder that the indemnifying Rightsholder furnished to the Company expressly for the Company to use in connection with the applicable registration. Each indemnifying Rightsholder shall pay each Person entitled to indemnification under this Section 6.2 the amount of Losses they incur as they incur a Loss. However, the indemnifying Rightsholder will not need to pay (i) any indemnified Person the amount of Losses that are settlement payments if such indemnified Person makes the settlement without the indemnifying Rightsholders' consent (so long as the indemnifying Rightsholder did not unreasonably withhold its consent) and (ii) any amount of Losses under this Section 6.2, Section 6.4, or under such sections together, that exceeds the net proceeds such indemnifying Rightsholder received from the offering that the Violation arises out of.

     6.3 Additional Procedures. Promptly after a Person entitled to indemnification under this Section 6 receives notice that it might be subject to Losses, such indemnified Person shall notify the indemnifying Person in writing regarding such potential Losses. The indemnifying Person will have the right to participate in, and, jointly with any other indemnifying Person, to assume the defense against such Losses with one counsel selected by the indemnifying Person, subject to the consent of the indemnified Person (which shall not be unreasonably withheld). If a conflict of interest exists or develops that would prohibit one counsel from representing both the indemnifying Person and the indemnified Person, then the indemnified Person (together with all other indemnified Persons that one counsel can represent without a conflict of interest) will have the right to retain one separate counsel of their own choosing, with the indemnifying Person paying all the fees and expenses. Except in the event of a conflict of interest, if the indemnifying Person notifies the indemnified Person that it has elected, and then promptly begins, to defend the indemnified Person against Losses, the indemnifying Person will not be liable to such indemnified Person for any legal expenses such indemnified Person subsequently incurs in connection with such defense. If the indemnifying Person elects to assume the defense against any Losses, the indemnifying Person shall allow the indemnified Person to continue to participate in defending against such Losses (at the expense of the indemnified Person) if the indemnified Person so chooses. The indemnified Person's failure to notify the indemnifying Person within a reasonable time regarding Losses will not relieve the indemnifying Person of any liability to the indemnified Person under this Section 6 except to the extent such failure to notify materially prejudices the indemnifying Person's ability to defend against such Losses. In defending against Losses, an indemnifying Person shall not consent to entry of any judgment regarding, or otherwise settle, any claim involving Losses unless
(x) the indemnified Person has approved in writing the judgment or other settlement or (y) the judgment or other settlement includes the claimant's unconditional release of the indemnified Person from all liability related to that claim.

     6.4 Unavailability. If a court of competent jurisdiction holds that the indemnification under this Section 6 is unavailable to an indemnified Person with respect to any Losses, then the indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount the indemnified Person must pay in connection with such Losses the appropriate proportion to reflect the indemnifying Person's relative fault in connection with such Losses. The indemnifying and indemnified Persons shall determine the indemnifying Person's and indemnified Person's relative fault based on, among other things, which Person supplied information relating to the untrue or alleged untrue statement of a material fact or the omission to state a material fact and the Person's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     6.5 Conflict With Underwriting Agreement. Notwithstanding anything to the contrary in Section 6, to the extent (but only to the extent) that the underwriting agreement's provisions on indemnification and contribution conflict with the provisions of Section 6, the underwriting agreement's provisions will control.

     6.6 Survival. The Company's and Rightsholders' obligations under Section 6 will survive (i) the completion of any offering of Registrable Securities in a registration statement under this Agreement and (ii) this Agreement's termination.

                                   SECTION 7
                                    RULE 144
                                    --------

     7.1 The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Rightsholder, make publicly available other non-confidential information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such other action as any Rightsholder may reasonably request, all to the extent required from time to time to enable such Rightsholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Rightsholder, the Company will deliver to such Rightsholder a written statement as to whether it has complied with such requirements.

                                   SECTION 8
                        ASSIGNMENT OF REGISTRATION RIGHTS
                        ---------------------------------

     8.1 A Rightsholder may assign its rights under this Agreement only in connection with a Permitted Transfer pursuant to which the assignee executes a written agreement reasonably satisfactory to the Company whereby the assignee agrees to assume all of the obligations of such Rightsholder hereunder and to be bound by all of the terms, conditions and restrictions set forth in this Agreement. A Rightsholder's assignment of any rights under this Section 8 will pertain only to the Registrable Securities and Derivative Securities that such Rightsholder transfers so that such Rightsholder will retain any rights it held prior to such transfer under this Agreement with respect to any Registrable Securities and Derivative Securities that such Rightsholder continues to own.

                                   SECTION 9
                       TERMINATION OF REGISTRATION RIGHTS
                       ----------------------------------

     9.1 The right of any specific Rightsholder to request registration or to include Registrable Securities in any registration pursuant to this Agreement will terminate when such Rightsholder ceases to hold Registrable Securities or Derivative Securities convertible or exercisable for Registrable Securities. Notwithstanding the termination as to any specific Rightsholder, this Agreement shall remain in effect for all other Rightsholders holding Registrable Securities or Derivative Securities convertible or exercisable for Registrable Securities.

                                   SECTION 10
                  LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS
                  ---------------------------------------------

     10.1 From and after the date of this Agreement, the Company shall not, without the prior written consent of the Rightsholders holding at least a majority of the Registrable Securities then outstanding (but giving effect, for the purposes of such calculation and consent, to the issuance of Registrable Securities pursuant to the exercise or conversion of then exercisable or convertible Derivative Securities), enter into any agreement with any holder or prospective holder of any Securities granting registration rights with respect to such Securities that would be superior to those granted under this Agreement.

                                   SECTION 11
                                  MISCELLANEOUS
                                  -------------

     11.1 Successors and Assigns. Except as provided in Section 8.1, no Rightsholder may otherwise assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the Company, which consent shall be in the sole and absolute discretion of the Company. Any purported assignment or delegation without such consent and any purported assignment by a Rightsholder that does not comply with the terms of Section 8.1 shall be void and ineffective. Except as may be expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the successors of each of the Parties.

     11.2 Benefits of Agreement Restricted to Parties. This Agreement is made solely for the benefit of the Parties, and no other Person (including each Party's employees or stockholders) shall have any right, claim or cause of action under or by virtue of this Agreement.

     11.3 Notices. All notices, requests and other communications (collectively, the "Notices") made pursuant to this Agreement shall be in writing and signed and correctly dated by the Party sending such Notice. All Notices shall be delivered personally (by courier or otherwise) or by facsimile to the receiving Party at the applicable address or facsimile number set forth below:

           If to the Company:

               Lyondell Chemical Company
               1221 McKinney Street, Suite 700
               Houston, Texas 77010
               Attention: Gerald A. O'Brien
               Telecopy Number:  713-309-7312

               with a copy to:

               Baker Botts L.L.P.
               910 Louisiana Street
               Houston, Texas  77002
               Attention:  Stephen A. Massad
               Telecopy Number:  713-229-1522

               and

               Lyondell Chemical Company
               1221 McKinney Street, Suite 700
               Houston, Texas 77010
               Attention: General Counsel
               Telecopy Number:  713-652-4538

           If to an OCHC Party:

               such party
               c/o Occidental Chemical Holding Corporation
               5005 LBJ Freeway
               Dallas, TX 75244
               Attention: General Counsel
               Telecopy Number: 972-404-4155

Any Notice delivered personally shall be deemed to have been given on the date it is so delivered, or upon attempted delivery if acceptance of delivery is refused, and any Notice delivered by facsimile shall be deemed to have been given on the first Business Day it is received by the addressee (or, if such Notice is not received during regular business hours of a

Business Day, at the beginning of the next such Business Day). The address and facsimile numbers set forth above may be changed by a Party by giving Notice of such change of address or facsimile number in the manner set forth in this
Section 11.3.

     11.4 Severability. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

     11.5 Entire Agreement. This Agreement together with the Related Securities Agreements sets forth the entire agreement and understanding among the Parties as to the subject matter hereof and merges with and supercedes all prior discussions, agreements and understandings of every kind and nature among them.

     11.6 Construction. In construing this Agreement, the following principles shall be followed: (i) no consideration shall be given to the captions of the sections or clauses, which are inserted for convenience in locating the provisions of this Agreement and not as an aid in construction; (ii) no consideration shall be given to the fact or presumption that any of the Parties had a greater or lesser hand in drafting this Agreement; (iii) the word "includes" and its syntactic variants mean "includes, but is not limited to" and corresponding syntactic variant expressions; (iv) the plural shall be deemed to include the singular, and vice versa; (v) references in this Agreement to Sections and Appendix shall be deemed to be references to Sections of, and the Appendix to, this Agreement unless the context shall otherwise require; (vi) the words "hereof", "herein" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (vii) references to a Person are also to its permitted successors and permitted assigns; (viii) the Appendix attached to this Agreement shall be deemed incorporated herein as if set forth in full herein; and (ix) unless otherwise expressly provided, any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

     11.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which when taken together shall constitute one and the same original document.

     11.8 Governing Law. The laws of the State of Delaware shall govern the construction, interpretation and effect of this Agreement without giving effect to any conflicts of law principles.

     11.9 Amendment. This Agreement may be amended, and the provisions hereof may be waived, only by a written instrument signed by (i) the Rightsholders of a majority of the Registrable Securities outstanding as of the date of such determination and (ii) the Company; provided, however, that no amendment to this Agreement may be made that materially and adversely affects the rights of any Rightsholder under this Agreement without the express written consent of such Rightsholder. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     11.10 Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of equity capital of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of the Registrable Securities, in each case as the amounts of such securities outstanding are appropriately adjusted for any equity dividends, stock splits, reverse stock splits, combinations, recapitalizations and the like occurring after the date of this Agreement.

     11.11 Jurisdiction; Consent to Service of Process; Waiver. ANY JUDICIAL PROCEEDING BROUGHT AGAINST ANY PARTY OR ANY DISPUTE UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS OF THE STATE OF DELAWARE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT (AS FINALLY ADJUDICATED) RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES SHALL APPOINT THE CORPORATION TRUST COMPANY, THE PRENTICE-HALL CORPORATION SYSTEM, INC. OR A SIMILAR ENTITY (THE "AGENT") AS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF PROCESS IN ANY PROCEEDING IN ANY SUCH COURT IN THE STATE OF DELAWARE, AND EACH OF THE PARTIES SHALL MAINTAIN THE APPOINTMENT OF SUCH AGENT (OR A SUBSTITUTE AGENT) FROM THE DATE HEREOF UNTIL THE EARLIER OF THE CLOSING DATE OR THE TERMINATION OF THIS AGREEMENT AND SATISFACTION OF ALL OBLIGATIONS HEREUNDER. THE FOREGOING CONSENTS TO JURISDICTION AND APPOINTMENTS OF AGENT TO RECEIVE SERVICE OF PROCESS SHALL NOT CONSTITUTE GENERAL CONSENTS TO SERVICE OF PROCESS IN THE STATE OF DELAWARE FOR ANY PURPOSE EXCEPT AS PROVIDED ABOVE AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES. EACH PARTY HEREBY WAIVES ANY OBJECTION IT MAY HAVE BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON-CONVENIENS.

     11.12 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, this Registration Rights Agreement has been executed on behalf of each of the Parties by their respective officers thereunto duly authorized and was effective as of the date first written above.

                              LYONDELL CHEMICAL COMPANY


                              By:
                                  ------------------------------------
                                  Name:   T. Kevin DeNicola
                                  Title:  Senior Vice President and
                                          Chief Financial Officer
                              OCCIDENTAL CHEMICAL HOLDING CORPORATION


                              By:
                                  ------------------------------------
                                  Name:   J. R. Havert
                                  Title:  Vice President and Treasurer

                                  APPENDIX "A"

                            GLOSSARY OF DEFINED TERMS

     "Affiliate" shall mean any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified. For purposes of this definition, the term "control" shall have the meaning set forth in 17 CFR 230.405, as in effect on the date hereof.

     "Agent" shall have the meaning set forth in Section 11.11.

     "Agreement" shall have the meaning set forth in the Preamble.

     "Business Day" shall mean any day on which the New York Stock Exchange, Inc. is open for trading.

     "Company" shall have the meaning set forth in the Preamble.

     "Company Notice" shall have the meaning set forth in Section 1.1(a).

     "Contingent Payment Amount" shall have the meaning set forth in the Securities Purchase Agreement.

     "Demand Registration" shall have the meaning set forth in Section 1.1.

     "Derivative Securities" shall mean the Warrant and shares of the Series B Common Stock.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the SEC's rules and regulations promulgated thereunder.

     "Initial Demand Request" shall have the meaning set forth in Section 1.1.

     "Inspectors" shall have the meaning set forth in Section 3.1(l).

     "Loss" shall have the meaning set forth in Section 6.1.

     "Minimum Amount" shall have the meaning set forth in Section 1.3(b).

     "Notice" shall have the meaning set forth in Section 11.3.

     "Occidental" shall have the meaning set forth in the Recitals.

     "Original Common Stock" shall mean each share of common stock, par value $1.00 per share, of the Company (excluding any share of Series B Common Stock).

     "OCHC" shall have the meaning set forth in the Preamble.

     "OCHC Party" shall mean OCHC or any of its Affiliates.

     "Party" shall mean the Company and, at the time of determination, any Rightsholder.

     "Permitted Transfer" shall mean a transfer of Registrable Securities or Derivative Securities (which continue to be, or continue to be convertible into or exercisable for, Registrable Securities immediately following that transfer) permitted by and made in accordance with the Stockholder Agreement that either
(i) is to the applicable Rightsholder's Wholly Owned Affiliate or (ii) relates to, in the aggregate, not less than 5,000,000 shares of Original Common Stock.

     "Person" shall mean any natural person, corporation, partnership, limited liability company, joint venture, association or other entity or organization.

     "Securities Purchase Agreement" shall have the meaning set forth in the Recitals.

     "Records" shall have the meaning set forth in Section 3.1(l).

     "register", "registered", and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the SEC's declaration or ordering of effectiveness of that registration statement or document.

     "Registrable Securities" shall mean all shares of Original Common Stock issued (i) upon exercise of a Warrant, (ii) as payment of a Contingent Payment Amount or (iii) as a dividend or other distribution with respect to, in exchange for, upon the conversion of or in replacement of any share of Series B Common Stock, excluding in each case (A) any Registrable Securities a Rightsholder sells, or Registrable Securities issued upon the conversion or exercise of Derivative Securities a Rightsholder sells, in either case in a transaction in which the rights of that Rightsholder under Section 8 are not permitted to be assigned as provided in Section 8, (B) any Registrable Securities after those Securities have been sold to the public pursuant to a registration statement covering such Securities that has been declared effective under the Securities Act, (C) any Registrable Securities that have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act and
(D) any Registrable Securities that have been otherwise transferred, new certificates for which not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of which shall not require registration under the Securities Act.

     "Related Securities Agreements" shall mean the Securities Purchase Agreement, the Stockholder Agreement and the Warrant.

     "Rightsholder" shall mean OCHC or any Person that, at the time of determination, has signed an agreement assuming OCHC's, or a permitted transferee's, rights and obligations pursuant to Section 8, but only if OCHC or that Person (as applicable) then owns Registrable Securities or Derivative Securities convertible into or exercisable for Registrable Securities.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities" shall mean all of the Company's capital stock and other authorized or outstanding options, offers, warrants, calls, subscriptions, rights, convertible notes or other securities (whether debt, equity, or a combination of debt and equity) as defined in the Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the SEC's rules and regulations promulgated thereunder.

     "Series B Common Stock" shall mean shares of Series B Common Stock, $1.00 par value, of the Company.

     "Stockholder Agreement" shall have the meaning set forth in the Recitals.

     "Subsidiary" shall mean, with respect to any Party, any Person of which such Party, either directly or indirectly, owns 50% or more of the equity or voting interests.

     "Traditional Underwriting" shall mean an underwritten offering of shares of Original Common Stock pursuant to an underwriting agreement and involving marketing efforts on the part of officers of the Company in the form of a roadshow.

     "Violation" shall mean (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement that includes Registrable Securities, including any preliminary prospectus or final prospectus contained in that registration statement or any amendments or supplements to that registration statement or prospectus or (ii) the omission or alleged omission to state in that registration statement a material fact (A) required to be stated in it or (B) necessary to make the statements in that registration statement in light of the circumstances in which they were made not misleading.

     "Warrant" shall have the meaning set forth in the Recitals.

     "Warrant Shares" shall mean any share of Original Common Stock issued upon the exercise in whole or in part of a Warrant (including any share of Original Common Stock issued as Net Payment Shares (as defined in the Warrant)).